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--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): October 25, 1998


                              LEGATO SYSTEMS, INC.
               (Exact Name of Registrant as Specified in Charter)


             DELAWARE                         0-26130                       94-3077394
   (State or Other Jurisdiction             (Commission                    (IRS Employer
         of Incorporation)                 File Number)                 Identification No.)


                 3210 PORTER DRIVE, PALO ALTO, CALIFORNIA 94304
              (Address of Principal Executive Offices) (Zip Code)


        Company's telephone number, including area code: (415) 812-6000


--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report.)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 5. OTHER EVENTS

  Legato Systems, Inc. ("Legato") has agreed to a strategic combination with Qualix Group, Inc., a Delaware corporation ("Qualix"). Pursuant to an Agreement and Plan of Reorganization, dated as of October 25, 1998 by and among Legato, Qualix and Hat Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Legato ("Merger Sub"), at the effective time of the combination, Merger Sub will merge with and into Qualix and Qualix will become a wholly-owned subsidiary of Legato (the "Merger"). In the transaction, each holder of an outstanding share of Qualix Common Stock will receive a fraction of a share of Common Stock of Legato equal to the Exchange Ratio. The "Exchange Ratio" equals a number, the numerator of which is (i) 1,721,000 shares of Common Stock of Legato and the denominator of which is equal to (ii) the sum of (A) the aggregate number of shares of Qualix Common Stock outstanding at the effective time of the Merger and (B) the aggregate number of shares of Qualix Common Stock issuable upon exercise of all outstanding options to acquire Qualix Common Stock at the effective time of the Merger. Legato will also assume all outstanding Qualix stock options in the transaction. As of October 22, 1998, Qualix had outstanding approximately 10.7 million shares of Common Stock and 1.4 million options to acquire Common Stock.

  The combination, which is expected to close in late February 1999, is expected to be accounted for as a tax-free pooling of interests and is subject to the approval of Qualix's stockholders. Legato has received the agreement of certain Qualix stockholders holding approximately 20% of Qualix's Common Stock to vote in favor of the transaction, and an option from Qualix to acquire 19.9% of Qualix's outstanding Common Stock which is exercisable under certain circumstances. Louis C. Cole, the Chairman, President and Chief Executive Officer of Legato, has also served as a director of Qualix since October 21, 1997.

  Further details regarding this announcement are contained in Legato's press release dated October 26, 1998, attached as an exhibit hereto and incorporated by reference herein.

                    UNAUDITED PRO FORMA COMBINED CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

  The following unaudited pro forma combined condensed consolidated financial statements give effect to the proposed Merger between Legato and Qualix accounted for on a pooling-of-interests basis and are based on each company's respective historical consolidated financial statements and notes thereto, which are contained in prior filings on Forms 10-K and 10-Q with the Securities and Exchange Commission ("Prior Filings") with regard to Legato, and included elsewhere herein with regard to Qualix. The pro forma combined condensed balance sheets assume the Merger occurred at the respective balance sheet dates. The pro forma combined condensed statements of operations assume the Merger occurred at the beginning of the earliest year presented.

  The financial position and results of operations of Legato for the years ended December 31, 1995, 1996 and 1997 have been derived from Legato's historical financial statements and at and for the nine months ended September 30, 1997 and 1998 from unaudited historical financial statements contained in Prior Filings. Qualix has historically reported its operating results on the basis of a fiscal year ended June 30. The financial position and results of operations of Qualix for the twelve months ended December 31, 1997 and at and for the nine months ended September 30, 1997 and 1998 are unaudited. The results of operations of Qualix for the years ended June 30, 1996 and 1997 have been derived from Qualix's historical audited consolidated financial statements included elsewhere herein. The pro forma financial statements should be read in conjunction with the accompanying notes thereto and with the historical financial statements and the related notes thereto of Legato contained in Prior Filings and Qualix included elsewhere herein.

  Legato and Qualix estimate that they will incur direct transaction costs of approximately $2,500,000 associated with the Merger, consisting of transaction fees for investment bankers, attorneys, accountants, financial printing and other related charges. These nonrecurring transaction costs will be charged to operations upon consummation of the Merger. It is expected that following the Merger, Legato and Qualix will incur an additional significant charge to operations, which is not currently reasonably estimable, to reflect costs associated with integrating the two companies. This additional significant charge has not been reflected in the pro forma combined condensed balance sheet or the pro forma combined condensed statements of operations. There can be no assurance that Legato and Qualix will not incur additional charges to reflect costs associated with the Merger or that management will be successful in its efforts to integrate the operations of the two companies.

  The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position.

                              LEGATO SYSTEMS, INC.
                             AND QUALIX GROUP, INC.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1998
                             (amounts in thousands)

                                   LEGATO       QUALIX     PRO FORMA   PRO FORMA
                                SYSTEMS, INC. GROUP, INC. ADJUSTMENTS  COMBINED
                                ------------- ----------- -----------  ---------
ASSETS
Current assets:
 Cash and cash equivalents.....   $ 64,716     $  3,614                $ 68,330
 Short-term investment.........     29,409        5,514                  34,923
 Accounts receivable, net......     30,597        4,795                  35,392
 Other current assets..........      4,571          954                   5,525
 Deferred tax asset............      4,099           --     $1,000(5)     5,099
                                  --------     --------     ------     --------
  Total current assets.........    133,392       14,877      1,000      149,269
Long-term investments..........      9,206           --                   9,206
Property and equipment, net....     15,164        3,641                  18,805
Intangible assets, net.........      2,540           --                   2,540
Other assets...................        515           --                     515
Long-term deferred tax asset...         --           --      3,000(5)     3,000
                                  --------     --------     ------     --------
  Total assets.................   $160,817     $ 18,518     $4,000     $183,335
                                  ========     ========     ======     ========
LIABILITIES AND STOCKHOLDERS'
 EQUITY
Current liabilities:
 Accounts payable, accrued
  liabilities and current
  portion of long-term
  obligations..................   $ 16,373     $  3,875     $2,500(4)  $ 22,748
 Deferred revenues.............     16,885        2,424                  19,309
                                  --------     --------     ------     --------
  Total current liabilities....     33,258        6,299      2,500       42,057
Deferred tax liability.........        531           --                     531
Long-term obligations..........         --           91                      91
Stockholders' equity:
 Capital stock.................     81,919       25,233                 107,152
 Retained earnings (accumulated
  deficit).....................     45,109      (13,105)     1,500       33,504
                                  --------     --------     ------     --------
  Total stockholders' equity...    127,028       12,128      1,500      140,656
                                  --------     --------     ------     --------
   Total liabilities and
    stockholders' equity.......   $160,817     $ 18,518     $4,000     $183,335
                                  ========     ========     ======     ========


    See notes to unaudited proforma combined condensed financial statements.

                              LEGATO SYSTEMS, INC.
                             AND QUALIX GROUP, INC.

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                (amounts in thousands, except per share amounts)

                      LEGATO SYSTEMS, INC.        QUALIX GROUP, INC.        PRO FORMA ADJUSTMENTS
                     ----------------------- ----------------------------- -------------------------------
                                                                 TWELVE
                           YEAR ENDED          YEAR ENDED     MONTHS ENDED       YEAR ENDED
                          DECEMBER 31,          JUNE 30,      DECEMBER 31,      DECEMBER 31,
                     ----------------------- ---------------- ------------ -------------------------------
                      1995    1996    1997    1996     1997       1997      1995        1996        1997
                     ------- ------- ------- -------  ------- ------------ -------     -------     -------
 Revenues:
 Product..........   $27,262 $46,500 $66,356 $14,325  $27,204   $29,058
 Service and
  support.........     5,269  10,274  17,529   2,210    4,942     5,556
                     ------- ------- ------- -------  -------   -------    -------     -------     -------
  Total revenues..    32,531  56,774  83,885  16,535   32,146    34,614        --          --          --
 Cost of revenues:
 Product .........     1,450   2,087   2,888   7,421   11,027     8,951
 Service and
  support.........     2,583   3,478   6,811   1,021    1,871     2,037
                     ------- ------- ------- -------  -------   -------    -------     -------     -------
  Total cost of
   revenues.......     4,033   5,565   9,699   8,442   12,898    10,988        --          --          --
                     ------- ------- ------- -------  -------   -------    -------     -------     -------
 Gross profit.....    28,498  51,209  74,186   8,093   19,248    23,626        --          --          --
 Operating
  expenses:
 Research and
  development.....     4,702   9,517  14,753     620    2,272     3,073
 Sales and
  marketing.......    11,588  18,130  29,289   5,101   11,280    16,305
 General and
  administrative..     4,633   7,002   7,981   1,920    2,878     3,786
 Amortization of
  intangibles.....       --    1,097   1,117     --       --        --
 In-process
  research and
  development.....       --    1,849     --      740      --        --
 Merger expenses..       --      --      --      --       595       --
                     ------- ------- ------- -------  -------   -------    -------     -------     -------
  Total operating
   expenses.......    20,923  37,595  53,140   8,381   17,025    23,164        --          --          --
                     ------- ------- ------- -------  -------   -------    -------     -------     -------
 Income (loss)
  from
  operations......     7,575  13,614  21,046    (288)   2,223       462        --          --          --
 Other income,
  net.............     1,187   1,812   2,162     846      890     1,319
                     ------- ------- ------- -------  -------   -------    -------     -------     -------
 Income before
  provision for
  income taxes....     8,762  15,426  23,208     558    3,113     1,781        --          --          --
 Provision for
  income taxes....     2,729   6,504   9,196     --       406       405    $   223 (5) $   839 (5) $   145 (5)
                     ------- ------- ------- -------  -------   -------    -------     -------     -------
 Net income.......   $ 6,033 $ 8,922 $14,012 $   558  $ 2,707   $ 1,376    $  (223)    $  (839)    $  (145)
                     ======= ======= ======= =======  =======   =======    =======     =======     =======
 Net income per
  share--basic....   $  0.30 $  0.27 $  0.40 $  0.21  $  0.41   $  0.14
                     ======= ======= ======= =======  =======   =======
 Net income per
  share--diluted..   $  0.20 $  0.24 $  0.37 $  0.07  $  0.29   $  0.13
                     ======= ======= ======= =======  =======   =======
 Shares used in
  per share
  calculations--
  basic...........    20,174  33,348  35,070   2,665    6,620     9,596     (2,287)(2)  (5,679)(2)  (8,233)(2)
                     ======= ======= ======= =======  =======   =======    =======     =======     =======
 Shares used in
  per share
  calculations--
  diluted.........    30,469  37,793  37,976   8,177    9,312    10,439     (7,015)(2)  (7,989)(2)  (8,956)(2)
                     ======= ======= ======= =======  =======   =======    =======     =======     =======
                        PRO FORMA COMBINED
                     ------------------------
                            YEAR ENDED
                           DECEMBER 31,
                     ------------------------
                      1995    1996     1997
                     ------- ------- --------
 Revenues:
 Product..........   $41,587 $73,704 $ 95,414
 Service and
  support.........     7,479  15,216   23,085
                     ------- ------- --------
  Total revenues..    49,066  88,920  118,499
 Cost of revenues:
 Product .........     8,871  13,114   11,839
 Service and
  support.........     3,604   5,349    8,848
                     ------- ------- --------
  Total cost of
   revenues.......    12,475  18,463   20,687
                     ------- ------- --------
 Gross profit.....    36,591  70,457   97,812
 Operating
  expenses:
 Research and
  development.....     5,322  11,789   17,826
 Sales and
  marketing.......    16,689  29,410   45,594
 General and
  administrative..     6,553   9,880   11,767
 Amortization of
  intangibles.....       --    1,097    1,117
 In-process
  research and
  development.....       740   1,849      --
 Merger expenses..       --      595      --
                     ------- ------- --------
  Total operating
   expenses.......    29,304  54,620   76,304
                     ------- ------- --------
 Income (loss)
  from
  operations......     7,287  15,837   21,508
 Other income,
  net.............     2,033   2,702    3,481
                     ------- ------- --------
 Income before
  provision for
  income taxes....     9,320  18,539   24,989
 Provision for
  income taxes....     2,952   7,749    9,746
                     ------- ------- --------
 Net income.......   $ 6,368 $10,790 $ 15,243
                     ======= ======= ========
 Net income per
  share--basic....   $  0.31 $  0.31 $   0.42
                     ======= ======= ========
 Net income per
  share--diluted..   $  0.20 $  0.28 $   0.39
                     ======= ======= ========
 Shares used in
  per share
  calculations--
  basic...........    20,552  34,289   36,433
                     ======= ======= ========
 Shares used in
  per share
  calculations--
  diluted.........    31,631  39,116   39,459
                     ======= ======= ========


   See notes to unaudited pro forma combined condensed financial statements.

                              LEGATO SYSTEMS, INC.
                             AND QUALIX GROUP INC.

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998
                (amounts in thousands, except per share amounts)

                               LEGATO                               PRO FORMA               PRO FORMA
                            SYSTEMS, INC.   QUALIX GROUP, INC.     ADJUSTMENTS               COMBINED
                          ----------------- -------------------    NINE MONTHS             NINE MONTHS
                          NINE MONTHS ENDED  NINE MONTHS ENDED        ENDED                   ENDED
                            SEPTEMBER 30,      SEPTEMBER 30,      SEPTEMBER 30,           SEPTEMBER 30,
                          ----------------- -------------------  -------------------     ----------------
                            1997     1998     1997      1998      1997        1998        1997     1998
                          -------- -------- --------- ---------  -------     -------     ------- --------
Revenues:
 Product................  $ 45,572 $ 76,874 $  21,290 $  14,812                          $66,862 $ 91,686
 Services and support...    12,228   21,764     4,032     4,687                           16,260   26,451
                          -------- -------- --------- ---------  -------     -------     ------- --------
 Total revenues.........    57,800   98,638    25,322    19,499      --          --       83,122  118,137
Cost of revenues:
 Product................     1,938    2,917     6,902     4,248                            8,840    7,165
 Services and support...     4,681    9,169     1,521     1,700                            6,202   10,869
                          -------- -------- --------- ---------  -------     -------     ------- --------
 Total cost of
  revenues..............     6,619   12,086     8,423     5,948      --          --       15,042   18,034
Gross profit............    51,181   86,552    16,899    13,551      --          --       68,080  100,103
Operating expenses:
 Research and
  development...........    10,483   15,567     2,142     2,863                           12,625   18,430
 Sales and marketing....    20,116   36,052    10,798    15,321                           30,914   51,373
 General and
  administrative........     4,785    7,434     2,628     3,786                            7,413   11,220
 Amortization of
  intangibles...........       838      838       --        --                               838      838
 Merger expenses........       --       645       --        --                               --       645
                          -------- -------- --------- ---------  -------     -------     ------- --------
 Total operating
  expenses..............    36,222   60,536    15,568    21,970      --          --       51,790   82,506
                          -------- -------- --------- ---------  -------     -------     ------- --------
Income (loss) from
 operations.............    14,959   26,016     1,331    (8,419)     --          --       16,290   17,597
Other income, net.......     1,493    2,994     1,107       475                            2,600    3,469
                          -------- -------- --------- ---------  -------     -------     ------- --------
Income (loss) before
 provision for income
 taxes..................    16,452   29,010     2,438    (7,944)     --          --       18,890   21,066
Provision for income
 taxes..................     6,254   10,883       405       --   $   408 (5) $(3,177)(5)   7,067    7,706
                          -------- -------- --------- ---------  -------     -------     ------- --------
Net income (loss).......  $ 10,198 $ 18,127 $   2,033 $  (7,944) $  (408)    $ 3,177     $11,823 $ 13,360
                          ======== ======== ========= =========  =======     =======     ======= ========
Net income (loss) per
 share--basic...........  $   0.29 $   0.49 $    0.22 $   (0.76)                         $  0.33 $   0.35
                          ======== ======== ========= =========                          ======= ========
Net income (loss) per
 share--diluted.........  $   0.27 $   0.46 $    0.20 $   (0.76)                         $  0.30 $   0.32
                          ======== ======== ========= =========                          ======= ========
Shares used in per share
 calculations--basic....    34,873   36,693     9,357    10,478   (8,028)(2)  (8,989)(2)  36,202   38,182
                          ======== ======== ========= =========  =======     =======     ======= ========
Shares used in per share
 calculations--diluted..    37,710   39,813    10,422    10,478   (8,941)(2)  (8,963)(2)  39,191   41,328
                          ======== ======== ========= =========  =======     =======     ======= ========


   See notes to unaudited pro forma combined condensed financial statements.

                              LEGATO SYSTEMS AND
                              QUALIX GROUP, INC.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                        CONDENSED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

  The unaudited pro forma combined condensed financial statements combine the financial position of Legato and Qualix at September 30, 1998 and the results of Legato's and Qualix's operations for the year ended December 31, 1997 and the twelve months ended December 31, 1997, respectively, the years ended December 31, 1996 and June 30, 1997, respectively, the years ended December 31, 1995 and June 30, 1996, respectively, and the nine months ended September 30, 1997 and 1998. Qualix's results of operations for the six months ended June 30, 1997 are included in the pro forma combined results of operations for both the years ended December 31, 1997 and 1996. Qualix's revenues and net income for the six months ended June 30, 1997 were approximately $17.1 million and $2.0 million, respectively. Upon consummation of the Merger, actual periods combined may differ from those included in the pro forma combined condensed financial statements.

2. UNAUDITED PRO FORMA COMBINED NET INCOME (LOSS) PER SHARE

  The unaudited pro forma combined net income (loss) per share is based on the combined weighted average number of common and common equivalent shares of Legato common stock and Qualix common stock for each period based upon the Exchange Ratio of 0.1421 shares of Legato common stock for each share of Qualix common stock (based on the number of shares of Qualix common stock and options to purchase shares of Qualix common stock outstanding as of October 25, 1998, the date of signing of the Reorganization Agreement). In computing pro forma diluted earnings per share for 1997 and the nine months ended September 30, 1998, however, dilutive common stock equivalent shares, which were excluded from the calculation of Qualix's net loss per share, were included in the pro forma combined net income per share as their impact would have been dilutive.

3. PRO FORMA UNAUDITED COMBINED SHARES OUTSTANDING

  These unaudited pro forma combined condensed financial statements reflect the issuance of 1,721,000 shares of Legato common stock in exchange for an aggregate of 12,112,927 shares of Qualix common stock, based on the outstanding Qualix common stock and potential common shares as of October 25, 1998.

  The following table details the pro forma share issuance in connection with the Merger:

   Qualix common stock outstanding and potential common shares as of October 25, 1998...........................................  12,112,927
   Assumed Exchange Rate..........................................      0.1421
                                                                    ----------
   Number of shares of Legato common stock exchanged for Qualix
    common stock..................................................   1,721,000
   Total number of shares of Legato common stock as of October 25,
    1998..........................................................  37,336,785
                                                                    ----------
   Number of Legato common shares outstanding after completion of the Merger....................................................  39,057,785
                                                                    ==========

                              LEGATO SYSTEMS AND
                              QUALIX GROUP, INC.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                 CONDENSED FINANCIAL STATEMENTS -- (CONTINUED)


4. TRANSACTION COSTS AND MERGER RELATED EXPENSES

  Legato and Qualix estimate they will incur direct transaction costs of approximately $2,500,000 associated with the Merger, consisting of transaction fees for investment bankers, attorneys, accountants, financial printing and other related charges. These nonrecurring transaction costs will be charged to operations upon consummation of the Merger.

  Legato and Qualix also expect that following the Merger, Legato and Qualix will incur an additional significant charge to operations, which is not currently reasonably estimable, to reflect costs associated with integrating the two companies. This additional charge has not been reflected in the pro forma combined condensed balance sheet or the pro forma combined condensed statements of operations. There can be no assurance that Legato and Qualix will not incur additional charges to reflect costs associated with the Merger or that management will be successful in its efforts to integrate the operations of the two companies.

  The unaudited pro forma combined condensed balance sheet gives effect to estimated direct transaction costs as if such costs and expenses had been incurred as of September 30, 1998. These costs and expenses are assumed to be nondeductible for income tax purposes. These costs and expenses are not reflected in the unaudited pro forma combined condensed statements of operations.

5. PRO FORMA ADJUSTMENTS

  Qualix has previously provided a valuation allowance for its net deferred tax assets related primarily to loss carryforwards generated in periods since inception until 1995 and in its fiscal 1999. Legato has determined that estimated combined taxable income is sufficient to conclude that such net deferred tax assets would be realized. The extent to which the loss carryforwards can be used to offset future taxable income may be limited, depending on the extent of ownership changes resulting from this business combination. Accordingly, a pro forma adjustment has been made to eliminate the valuation allowance during Qualix's year ended June 30, 1995. As this period is not included in the pro forma combined condensed statement of operations, it only impacts the combined condensed balance sheet as of June 30, 1995.

  In addition, pro forma adjustments have been made to eliminate the benefit of recognition of the net operating loss carryforward in the pro forma combined condensed financial statements by increasing income tax expense by $223,000, $839,000, $145,000, and $408,000 for the years ended June 30, 1996,
June 30, 1997, the twelve-month period ended December 31, 1997, and the nine-month period ended September 30, 1997, respectively, using the statutory tax rate. Pro forma adjustments reduce income tax expense by $3,177,000 for the nine-month period ended September 30, 1998, using the statutory tax rate.

         INDEX TO QUALIX GROUP, INC. CONSOLIDATED FINANCIAL STATEMENTS

                                                                          PAGE
                                                                          ----
QUALIX GROUP, INC.
Independent Auditors' Report.............................................  10
Consolidated Balance Sheets at June 30, 1998 and 1997....................  11
Consolidated Statements of Operations for the Years Ended June 30, 1998,
 1997 and 1996...........................................................  12
Consolidated Statements of Stockholders' Equity for the Years Ended June
 30, 1998, 1997 and 1996.................................................  13
Consolidated Statements of Cash Flows for the Years Ended June 30, 1998,
 1997 and 1996...........................................................  14
Notes to Consolidated Financial Statements...............................  15


Condensed Consolidated Balance Sheets at September 30, 1998 (unaudited)
 and June 30, 1998.......................................................  27
Condensed Consolidated Statements of Operations for the Three Months
 Ended September 30, 1998 and 1997 (unaudited)...........................  28
Condensed Consolidated Statements of Cash Flows for the Three Months
 Ended September 30, 1998 and 1997 (unaudited)...........................  29
Notes to Condensed Consolidated Financial Statements (unaudited).........  30

                         INDEPENDENT AUDITORS' REPORT

  We have audited the accompanying consolidated balance sheets of Qualix Group, Inc. and subsidiaries ("the Company") as of June 30, 1998 and 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended June 30, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements, based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Qualix Group, Inc. and subsidiaries as of June 30, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1998 in conformity with generally accepted accounting principles. Also, in our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Deloitte & Touche LLP

San Jose, California
July 23, 1998

                               QUALIX GROUP, INC.

                          CONSOLIDATED BALANCE SHEETS
                    (in thousands, except per share amounts)

                                                                 JUNE 30,
                                                             -----------------
                                                               1998     1997
                                                             --------  -------
ASSETS
Current Assets:
  Cash and cash equivalents................................. $  6,869  $ 9,617
  Temporary investments.....................................    5,005    9,541
  Accounts receivable, less allowance for doubtful accounts
   ($537 in 1998 and $386 in 1997)..........................    4,236    5,147
  Inventories...............................................      142      194
  Prepaid expenses..........................................      910      276
                                                             --------  -------
    Total current assets....................................   17,162   24,775
Property and equipment, net.................................    3,772    1,559
                                                             --------  -------
    Total assets............................................ $ 20,934  $26,334
                                                             ========  =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable..........................................      851    1,280
  Accrued liabilities.......................................    2,743    2,748
  Deferred revenue and advances.............................    2,856    1,795
  Income taxes payable......................................       --       91
  Current portion of long-term obligations..................      258      126
                                                             --------  -------
    Total current liabilities...............................    6,708    6,040
Long-term obligations.......................................       87      191

Commitments and contingencies (Note 7)

Stockholders' Equity:
  Convertible preferred stock--par value $0.001; 5,000,000
   shares authorized; shares outstanding: none in 1998 or
   1997.....................................................       --       --
  Common stock--par value $0.001; 20,000,000 shares
   authorized; shares outstanding: 10,635,456 shares in 1998
   and 10,305,605 shares in 1997............................   25,469   24,862
  Notes receivable from sale of stock.......................     (345)    (175)
  Net unrealized loss on available-for-sale securities......       --      (43)
  Accumulated deficit.......................................  (10,985)  (4,541)
                                                             --------  -------
    Total stockholders' equity..............................   14,139   20,103
                                                             --------  -------
    Total liabilities and stockholders' equity.............. $ 20,934  $26,334
                                                             ========  =======

                See notes to consolidated financial statements.

                               QUALIX GROUP, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (in thousands, except per share data)

                                                       YEARS ENDED JUNE 30,
                                                      -------------------------
                                                       1998     1997     1996
                                                      -------  -------  -------
Revenue:
  Reliability software............................... $16,034  $16,868  $ 8,965
  Other products.....................................   8,027   10,336    5,360
  Support, maintenance and consulting................   5,954    4,942    2,210
                                                      -------  -------  -------
    Total revenue....................................  30,015   32,146   16,535
                                                      -------  -------  -------
Cost of revenue:
  Cost of reliability software.......................     976    3,738    3,640
  Cost of other products.............................   5,758    7,289    3,781
  Cost of support, maintenance and consulting........   2,103    1,871    1,021
                                                      -------  -------  -------
    Total cost of revenue............................   8,837   12,898    8,442
                                                      -------  -------  -------
Gross profit.........................................  21,178   19,248    8,093
Operating expenses:
  Sales and marketing................................  19,878   11,280    5,101
  General and administrative.........................   4,724    2,878    1,920
  Research and development...........................   3,823    2,272      620
  Merger expenses....................................      --      595       --
  Purchased in-process technology....................      --       --      740
                                                      -------  -------  -------
    Total operating expenses.........................  28,425   17,025    8,381
                                                      -------  -------  -------
Income (loss) from operations........................  (7,247)   2,223     (288)
Other income (expense):
  Gain on sale of investments........................       2      528      763
  Interest income....................................     830      403       88
  Interest expense...................................     (29)     (41)      (5)
                                                      -------  -------  -------
    Total other income...............................     803      890      846
                                                      -------  -------  -------
Income (loss) before income taxes....................  (6,444)   3,113      558
Provision for income taxes...........................      --      406       --
                                                      -------  -------  -------
    Net income (loss)................................ $(6,444) $ 2,707  $   558
                                                      =======  =======  =======
Earnings (loss) per share:
  Basic.............................................. $ (0.62) $  0.41  $  0.21
                                                      =======  =======  =======
  Diluted............................................ $ (0.62) $  0.29  $  0.07
                                                      =======  =======  =======
Shares used in per share computation:
  Basic..............................................  10,336    6,620    2,665
                                                      =======  =======  =======
  Diluted............................................  10,336    9,312    8,177
                                                      =======  =======  =======

                See notes to consolidated financial statements.

                               QUALIX GROUP, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                      (in thousands, except share amounts)

                                                                                  NET
                                                                              UNREALIZED
                             CONVERTIBLE                            NOTES     GAIN (LOSS)
                           PREFERRED STOCK        COMMON STOCK    RECEIVABLE ON AVAILABLE-
                          -------------------  ------------------ FROM SALE    FOR-SALE    ACCUMULATED
                            SHARES    AMOUNT     SHARES   AMOUNT   OF STOCK   SECURITIES     DEFICIT    TOTAL
                          ----------  -------  ---------- ------- ---------- ------------- ----------- -------
Balances, July 1, 1995..   3,915,660  $ 7,879   2,324,324 $ 1,396   $  (8)      $1,018      $ (7,806)  $ 2,479
 Exercise of Series C
  preferred stock
  options...............      23,333       56          --      --     (56)          --            --        --
 Exercise of Series D
  preferred stock
  options...............      40,000       96          --      --     (96)          --            --        --
 Conversion of short-
  term notes for common
  stock, net of issuance
  costs of $11..........          --       --     457,246     319      --           --            --       319
 Exercise of stock
  options...............          --       --      99,172      20      (9)          --            --        11
 Issuance of common
  stock for services
  rendered..............          --       --      62,760      12      --           --            --        12
 Net unrealized gain
  (loss) on available-
  for-sale securities...          --       --          --      --      --         (533)           --      (533)
 Net income.............          --       --          --      --      --           --           558       558
                          ----------  -------  ---------- -------   -----       ------      --------   -------
Balances, June 30,
 1996...................   3,978,993    8,031   2,943,502   1,747    (169)         485        (7,248)    2,846
 Conversion of preferred
  stock.................  (3,978,993)  (8,031)  4,774,791   8,031      --           --            --        --
 Initial public
  offering, net of
  issuance costs of
  $1,433................          --       --   2,201,981  14,950      --           --            --    14,950
 Exercise of stock
  options...............          --       --     112,419      26      (6)          --            --        20
 Exercise of stock
  warrants..............          --       --     272,912     108      --           --            --       108
 Net unrealized gain
  (loss) on available-
  for-sale securities...          --       --                  --      --         (528)           --      (528)
 Net income.............          --       --          --      --      --           --         2,707     2,707
                          ----------  -------  ---------- -------   -----       ------      --------   -------
Balances, June 30,
 1997...................          --       --  10,305,605  24,862    (175)         (43)       (4,541)   20,103
 Exercise of stock
  options...............          --       --     212,530     200    (170)          --            --        30
 Purchases under
  employee stock
  purchase plan.........          --       --     117,321     407      --           --            --       407
 Net unrealized gain
  (loss) on available-
  for-sale securities...          --       --          --      --      --           43            --        43
 Net loss...............          --       --          --      --      --           --        (6,444)   (6,444)
                          ----------  -------  ---------- -------   -----       ------      --------   -------
Balances, June 30,
 1998...................          --  $    --  10,635,456 $25,469   $(345)      $   --      $(10,985)  $14,139
                          ==========  =======  ========== =======   =====       ======      ========   =======

                See notes to consolidated financial statements.

                               QUALIX GROUP, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                     YEARS ENDED JUNE 30,
                                                   ---------------------------
                                                     1998      1997     1996
                                                   --------  --------  -------
Cash flows from operating activities:
 Net income (loss)................................ $ (6,444) $  2,707  $   558
 Adjustments to reconcile net income (loss) to net
  cash provided by (used in) operating activities:
  Depreciation and amortization...................      932       323       87
  Amortization of discount on long-term
   obligations....................................       28        36       --
  (Gain) loss on disposal of fixed assets.........      164        --       --
  Gain on sale of available-for-sale securities...       --      (528)    (763)
  Purchased in-process technology.................       --        --      740
  Changes in:
   Accounts receivable............................      911    (2,342)  (1,300)
   Inventories....................................       52       (86)      (5)
   Prepaid expenses...............................     (634)     (216)     (14)
   Accounts payable...............................     (429)      283      250
   Accrued liabilities............................       (5)    1,333      572
   Income taxes payable...........................      (91)       91       --
   Deferred revenue and advances..................    1,061       708      735
   Liability under employment termination
    agreement.....................................       --      (151)     (72)
                                                   --------  --------  -------
  Net cash provided by (used in) operating
   activities.....................................   (4,455)    2,158      788
                                                   --------  --------  -------
Cash flows from investing activities:
 Purchases of property and equipment, net.........   (3,309)   (1,539)    (267)
 Purchase of temporary investments................  (12,819)  (21,240)     847
 Proceeds from maturity or sale of temporary
  investments.....................................   17,398    12,185       --
 Business acquisition.............................       --        --     (617)
                                                   --------  --------  -------
  Net cash provided by (used in) investing
   activities.....................................    1,270   (10,594)     (37)
                                                   --------  --------  -------
Cash flows from financing activities:
 Issuance of convertible promissory notes.........       --        --      315
 Repayments of capital lease obligations, net.....       --        (1)      (7)
 Issuance of long-term obligations................       --        --      405
 Repayment of long-term obligations...............       --      (125)      --
 Proceeds from issuance of preferred and common
  stock, net......................................      437    15,077       27
                                                   --------  --------  -------
  Net cash provided by financing activities.......      437    14,951      740
                                                   --------  --------  -------
Net increase (decrease) in cash and cash
 equivalents......................................   (2,748)    6,515    1,491
Cash and cash equivalents, beginning of year......    9,617     3,102    1,611
                                                   --------  --------  -------
Cash and cash equivalents, end of year............ $  6,869  $  9,617  $ 3,102
                                                   ========  ========  =======
Noncash investing and financing activities:
 Conversion of preferred shares to common stock...       --  $  8,031       --
                                                   ========  ========  =======
 Exercise of options for stockholder notes
  receivable...................................... $    170  $     10  $   161
                                                   ========  ========  =======
 Conversion of promissory notes for stock, net of
  issuance costs.................................. $     --  $     --  $   315
                                                   ========  ========  =======
 Issuance of common stock for services rendered... $     --  $     --  $    13
                                                   ========  ========  =======
Supplemental disclosure of cash flow information:
 Cash paid during the year for interest........... $     --  $     41  $    28
                                                   ========  ========  =======
 Cash paid during the year for income taxes....... $     --  $    314  $    --
                                                   ========  ========  =======

                See notes to consolidated financial statements.

                              QUALIX GROUP, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   YEARS ENDED JUNE 30, 1998, 1997 AND 1996

1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

  Nature of Operations. Qualix Group, Inc. ("the Company") was incorporated in Delaware in September 1990. The Company develops or acquires, markets and supports reliability software for distributed computing systems based on Unix and Windows NT operating systems. The Company's customers are in a variety of industries, including telecommunications, finance, manufacturing and energy. The Company markets its software and services to Fortune 2000 accounts primarily through its field sales organization located in the United States, Europe and the Pacific Rim, complemented by other sales channels, including systems integrators, OEMs, VARs and international distributors.

  Basis of Presentation. The Company acquired Octopus Technologies, Inc. ("Octopus") in August 1996. The acquisition was accounted for as a pooling-of-interests. All financial data of the Company has been restated to include the historical financial information of Octopus.

  Principles of Consolidation. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation. Accounts denominated in foreign currencies have been remeasured into the functional currency, using the U.S. dollar as the functional currency. Foreign currency gains and losses from remeasurement, which have been insignificant, are included in the consolidated statements of income.

  Cash Equivalents. Cash equivalents include highly liquid investments with original maturities of 90 days or less at the time of acquisition. The recorded carrying amounts of cash equivalents approximate their fair market value.

  Temporary Investments. Temporary investments consist of highly liquid investments acquired with maturities exceeding three months and are classified as "available-for-sale securities." The investments are reported at fair value with unrealized gains or losses excluded from earnings and reported as a separate component of stockholders' equity, net of taxes. Any gains or losses on sales of investments are computed on a specific identification basis.

  Inventories. Inventories are stated at the lower of cost (first-in, first-out method) or market and consist primarily of computer products, software and component parts purchased for resale.

  Property and Equipment. Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the shorter of the estimated useful lives, generally three to seven years, or the lease term, as appropriate.

  Financial Statement Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the

                              QUALIX GROUP, INC.

                   YEARS ENDED JUNE 30, 1998, 1997 AND 1996

reporting period. Such management estimates include the allowance for potentially uncollectible accounts receivable, the valuation allowance on deferred tax assets and certain reserves and accruals. Actual results could differ materially from those estimates.

  Software Development Costs. Costs for the development of new software products and substantial enhancements to existing software products are expensed as incurred until technological feasibility has been established, at which time any additional costs are capitalized. The costs to develop such software have not been capitalized as the Company believes its current software development process is essentially complete concurrent with the establishment of technological feasibility.

  Revenue Recognition Policy. Software license revenue is recognized when either a noncancelable license agreement or purchase order has been executed, the product has been shipped, all significant contractual obligations have been satisfied and collection of the resulting receivable is probable. Maintenance revenue is recognized ratably over the maintenance period, generally one year, and revenue from consulting and training services is recognized as services are performed.

  Warranty. The Company generally warrants its products for 90 days or less. The Company has no provision for warranty costs at June 30, 1998, as historically costs have not been significant.

  Income Taxes. Income taxes are provided under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This statement requires an asset and liability approach to account for income taxes and requires recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities.

  Stock-Based Compensation. The Company accounts for employee stock-based compensation using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and, accordingly, does not generally recognize compensation cost in connection with its stock option and purchase plans.

  Earnings (Loss) Per Share. During the second quarter of fiscal 1998, the Company adopted Statement of Financial Accounting Standards No. 128, Earnings Per Share. All prior periods have been restated to conform with this Statement. Net income (loss) per basic share is computed using the weighted average number of common shares outstanding during the periods presented, as adjusted for contingently issuable shares.

  For diluted net income (loss) per share, shares used in the per share computation include weighted average common and potentially dilutive common shares outstanding. Potentially dilutive common shares consist of shares issuable upon the assumed exercise of dilutive stock options. Pursuant to the Securities and Exchange Commission's Staff Accounting Bulletins and staff policy, all outstanding preferred stock and warrants that were converted into common stock in the initial public offering are included in the computation as potentially dilutive shares when the effect is dilutive. Prior to the

                              QUALIX GROUP, INC.

                   YEARS ENDED JUNE 30, 1998, 1997 AND 1996

Company's initial public offering in February 1997, potentially dilutive shares include preferred stock and certain warrants (using the "if converted" method) as well as common and potentially dilutive shares issued within 12 months preceding the initial filing date.

  Options to purchase 200,000 shares of common stock were outstanding during fiscal 1998 but were not included in the computation of diluted earnings per share as the effect was anti-dilutive.

  Certain Significant Risks and Uncertainties. Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, temporary cash investments and accounts receivable. The Company invests in a variety of financial instruments with an investment credit rating of AA and better. The Company, by policy, limits the amount of credit exposure with any one financial instrument or commercial issuer. The Company also places its cash, cash equivalents and investments for safekeeping with high-credit-quality financial institutions. The Company sells its products primarily to companies in diversified industries in North America, Europe and the Pacific Rim, and generally does not require its customers to provide collateral or other security to support accounts receivable. To reduce credit risk, management performs ongoing credit evaluations of its customers' financial condition. While the Company maintains allowances for potential bad debt losses, actual losses to date have not been material. No customer accounted for more than 10% of total revenue in 1998, 1997 and 1996; one customer accounted for 11% of accounts receivable in fiscal 1998. Export sales from the United States represented 22%, 17% and 17% of total revenue in fiscal 1998, 1997 and 1996, respectively.

  The Company participates in a dynamic high technology industry and believes that changes in any of the following areas could have a material adverse effect on the Company's future financial position or results of operations: advances and trends in new technologies; competitive pressures in the form of new products or price reductions on current products; changes in product mix; changes in the overall demand for products and services offered by the Company; changes in certain strategic partnerships or customer relationships; litigation or claims against the Company based on intellectual property, patent, product, regulatory or other issues or factors; risks associated with changes in domestic and international economic and/or political conditions or regulations; availability of necessary components; performance of third-party suppliers and vendors; year 2000 compliance issues; and the Company's ability to attract and retain employees necessary to support its growth.

  Recently Issued Accounting Standards. In June 1997, the Financial Accounting Standards Board adopted Statement of Financial Accounting Standards (SFAS) No.130, "Reporting Comprehensive Income," which requires that an enterprise report, by major components and as a single total, the change in its net assets during the period from nonowner sources; and SFAS No.131, "Disclosures about Segments of an Enterprise and Related Information," which establishes annual and interim reporting standards for a company's business segments and related disclosures about its products, services, geographic areas and major customers. The Company has not yet identified its SFAS 131 reporting segments. Adoption of these statements will not impact the Company's consolidated financial

                              QUALIX GROUP, INC.

                   YEARS ENDED JUNE 30, 1998, 1997 AND 1996

position, results of operations or cash flows. Both statements are effective for the Company beginning July 1, 1998, with earlier application permitted.

2. BUSINESS COMBINATIONS

  Merger with Octopus Technologies, Inc. In August 1996, the Company acquired Octopus by issuing 1,597,173 shares of its common stock and 280,673 shares of Series E preferred stock in exchange for all of the outstanding common stock and preferred stock of Octopus. The Company also assumed and exchanged all options to purchase Octopus stock for options to purchase an aggregate of 149,590 shares of the Company's common stock with an average exercise price of $2.60 per share. The merger was accounted for as a pooling-of-interests. Octopus develops, markets and supports real time data protection software throughout the United States and internationally. Approximately $595,000 of costs directly attributable to the business combination, primarily professional fees associated with investment bankers, attorneys and accountants, were incurred by the Company.

  Purchase of Anthill Incorporated. In May 1996, the Company acquired substantially all of the assets and assumed certain of the liabilities of Anthill Incorporated ("Anthill"). The purchase price totaled approximately $675,000, of which $175,000 was paid at the closing of the transaction with the remaining purchase price to be paid in four annual installments of $125,000 each (see Note 7). Anthill was engaged in the development of a hierarchical storage management product.

  The acquisition was accounted for as a purchase, and, accordingly, the acquired assets and liabilities were recorded at their estimated fair market values at the date of acquisition. The aggregate purchase of $675,000, plus $116,000 of costs directly attributable to the completion of the acquisition, has been allocated to the assets and liabilities acquired. Approximately $740,000 of the total purchase price represented the value of in-process technology which had no future alternative use and was charged to the Company's operations in the fourth quarter of fiscal 1996.

3. TEMPORARY INVESTMENTS

  Available-for-sale securities at June 30, 1998 consist of:

                                                   GROSS      GROSS    ESTIMATED
                                       AMORTIZED UNREALIZED UNREALIZED  MARKET
                                         COST      GAINS      LOSSES     VALUE
                                       --------- ---------- ---------- ---------
                                                    (IN THOUSANDS)
     Municipal bonds..................  $1,300                          $1,300
     Corporate bonds..................   1,955      $ 1        $(1)      1,955
     Certificates of deposit..........   1,750                           1,750
                                        ------      ---        ---      ------
                                        $5,005      $ 1        $(1)     $5,005
                                        ======      ===        ===      ======

                              QUALIX GROUP, INC.

                   YEARS ENDED JUNE 30, 1998, 1997 AND 1996


  Available-for-sale securities at June 30, 1997 consist of:

                                                   GROSS      GROSS    ESTIMATED
                                       AMORTIZED UNREALIZED UNREALIZED  MARKET
                                         COST      GAINS      LOSSES     VALUE
                                       --------- ---------- ---------- ---------
                                                    (IN THOUSANDS)
     Commercial paper.................  $3,935                          $3,935
     Municipal bonds..................   3,605                 $ (5)     3,600
     Corporate bonds..................   1,015                  (18)       997
     Agency securities................   1,029                  (20)     1,009
                                        ------      ----       ----     ------
                                        $9,584      $ --       $(43)    $9,541
                                        ======      ====       ====     ======

  At June 30, 1998, the municipal bonds had maturities greater than 10 years. The estimated market value of corporate bonds with maturities between one and five years was $949,000 with the remaining available-for-sale securities maturing within one year. All certificates of deposit mature during fiscal 1999.

  At June 30, 1995, the Company held 46,121 shares of common stock of a public company which were subject to certain holding restrictions. During 1996, the Company sold 34,590 shares and realized a gain of $763,000, net of legal costs of $84,500. In June 1997, the Company sold the remaining shares and realized a gain of $828,000. The gain on the sale of stock was recorded, net of legal costs of $300,000. The Company realized an insignificant gain on the sale of investments in fiscal 1998.

4. PROPERTY AND EQUIPMENT

  Property and equipment at June 30 consist of (in thousands):

                                                                 1998     1997
                                                                -------  ------
     Computer equipment and software........................... $ 4,041  $2,250
     Furniture and fixtures....................................     554      67
     Office equipment..........................................     176      14
     Leasehold improvements....................................     697      39
                                                                -------  ------
                                                                  5,468   2,370
     Less accumulated depreciation and amortization............  (1,696)   (811)
                                                                -------  ------
     Property and equipment--net............................... $ 3,772  $1,559
                                                                =======  ======

5. ACCRUED LIABILITIES

  Accrued liabilities at June 30 consist of (in thousands):

                                                                  1998   1997
                                                                 ------ ------
     Compensation, bonuses and related benefits................. $1,143 $  988
     Royalties payable and costs associated with product
      acquisition...............................................    130    666
     Other accrued liabilities..................................  1,470  1,094
                                                                 ------ ------
       Total.................................................... $2,743 $2,748
                                                                 ====== ======

                              QUALIX GROUP, INC.

                   YEARS ENDED JUNE 30, 1998, 1997 AND 1996

6. INCOME TAXES

  The provision for income taxes consists of the following:

                                                                 1998 1997  1996
                                                                 ---- ----  ----
     Current:
       Federal.................................................. $ -- $ 83  $ --
       State....................................................   --  367    --
                                                                 ---- ----  ----
                                                                   --  450    --
                                                                 ---- ----  ----
     Deferred:
       Federal..................................................   --   --    --
       State....................................................   --  (44)   --
                                                                 ---- ----  ----
                                                                   --  (44)   --
                                                                 ---- ----  ----
                                                                 $ -- $406  $ --
                                                                 ==== ====  ====

  The provision for income taxes differs from the amount computed by applying the statutory U.S. Federal rate to the income (loss) before income taxes as follows:

                                                           1998    1997   1996
                                                           -----   -----  -----
     Taxes computed at federal statutory rate............. (35.0)%  35.0%  35.0%
     State taxes net of federal income tax benefit........    --     6.0    6.1
     Nondeductible merger and other costs.................  (2.6)    6.7    6.6
     Change in valuation allowance........................  36.6   (36.2) (50.0)
     Other................................................   1.0     1.5    2.3
                                                           -----   -----  -----
       Total provision....................................    --%   13.0%    --%
                                                           =====   =====  =====

  The tax effects of temporary differences that give rise to deferred taxes are as follows at June 30 (in thousands):

                                                                  1998    1997
                                                                 -------  -----
     Deferred tax assets:
       Deferred revenue......................................... $   299  $  --
       Expenses not currently deductible for tax purposes.......     557    144
       Tax net operating loss carryforwards.....................   2,168    292
       Tax credit carryforwards.................................     416     87
       Purchased in-process technology..........................     260    278
                                                                 -------  -----
         Total deferred tax assets..............................   3,700    801
     Valuation allowance........................................  (3,656)  (757)
                                                                 -------  -----
         Net deferred tax assets................................ $    44  $  44
                                                                 =======  =====

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, as well as net operating loss and tax credit carryforwards. The deferred tax assets at June 30, 1998 and 1997 are $3,700,000 and $801,000, respectively, and have been substantially reserved as the Company believes that, due to its history of operating losses and the expiration dates of the carryforwards, it is more likely than not that the majority of such benefits will not be realized. Deferred tax assets are presented within prepaid expenses on the Consolidated Balance Sheet as of June 30, 1998.

                              QUALIX GROUP, INC.

                   YEARS ENDED JUNE 30, 1998, 1997 AND 1996


  At June 30, 1998, the Company had federal and state net operating loss carryforwards of approximately $6,000,000 and 1,400,000 available to reduce future federal and state taxable income, respectively. The federal and state carryforwards begin to expire in 2011 and 2003, respectively. The Company has federal research and experimental credit carryforwards of $377,000, which expire beginning in 2018, and minimum tax credit carryforwards of $39,000, which do not expire. The extent to which the loss and credit carryforwards can be used to offset future taxable income or taxes may be limited, depending on the extent of ownership changes within any three-year period as provided by
Section 382 of the Internal Revenue Code and applicable California state tax law.

7. COMMITMENTS AND CONTINGENCIES

  Operating Leases. The Company leases certain office facilities under noncancellable operating leases, which expire through May 31, 2003. Under the terms of the facility leases, the Company is responsible for its proportionate share of maintenance, property tax and insurance expenses. The corporate headquarters lease provides an option to extend the lease for five years. The future minimum annual rental payments under these leases are as follows (in thousands):

     YEAR ENDED JUNE 30,
     -------------------
       1999.............................................................  $  959
       2000.............................................................     893
       2001.............................................................     681
       2002.............................................................     591
       2003.............................................................     500
                                                                          ------
                                                                          $3,624
                                                                          ======

  Facilities rent expense under operating leases was approximately $812,000, $441,000, and $243,000 for fiscal years 1998, 1997 and 1996, respectively.

  Anthill Acquisition. In connection with the Anthill acquisition, the Company has a remaining obligation to pay three annual installments of $125,000 each (see Note 2). The present value of the obligation is discounted at 9% and aggregates approximately $345,000. The Company has granted a security interest in the software technology acquired from Anthill in order to secure the obligation.

  Software License Agreement. In April 1998, the Company entered into a Development and License Agreement (the "Agreement") which provides the Company an exclusive, perpetual worldwide right to license certain of the Licensor's product, as well as a non-exclusive, perpetual, worldwide right to license related support software tools. Under the terms of the agreement, the Company is required to pay a specified royalty based on a percentage of revenue generated from products sold with technology therein up to a maximum of $3,000,000, at which time all technology rights will transfer to the Company. At June 30, 1998, the Company had prepaid $500,000 under the Agreement. If and when the Company develops the existing object code to run on other software platforms, the Licensor will have the right to sublicense such software and will pay a specified royalty based on a percentage of revenue generated from products sublicensed with the related technology therein.

                              QUALIX GROUP, INC.

                   YEARS ENDED JUNE 30, 1998, 1997 AND 1996


  Contingency. The industry in which the Company operates is characterized by frequent litigation. The Company filed a lawsuit against Anthill in May, 1998; in the suit the Company contends that the software acquired from Anthill did not function as had been represented by Anthill, and it seeks a declaration that it need not remit the remaining payments to Anthill under the Agreement, rescission of the Agreement and damages of $300,000 or more based upon payments already made to Anthill.

  On August 12, 1998, Anthill commenced arbitration proceedings against the Company alleging that the Company breached its agreement with Anthill by not making the annual installment payment due in May 1998 (See Note 2). Anthill seeks damages of $375,000, plus interest, for the three remaining payments allegedly due under the agreement.

  The Company has denied the claims made by Anthill in the arbitration and intends to vigorously defend those claims. The Company has also submitted a counterclaim in the arbitration, in which it seeks the same relief it is demanding in its lawsuit. Management does not believe that the disposition of these actions will have a material adverse effect on the Company's business, financial condition or results of operations.

8. STOCKHOLDERS' EQUITY

  Initial Public Offering. In February 1997, the Company completed its initial public offering and issued 2,201,981 shares of common stock to the public at a price of $8.00 per share. As a result of this offering, the Company received $14,950,000, net of underwriting discounts, commissions, offering costs and expenses payable by the Company. Simultaneously, all outstanding preferred shares were automatically converted into common stock.

  Shareholder Rights Plan. In July 1997, the Company's Board of Directors approved a stock purchase rights plan which provides a dividend distribution of one common stock purchase right for each outstanding share of its common stock. The rights become exercisable based on certain limited conditions related to acquisitions of stock, tender offers and certain business combination transactions of the Company. In the event one of the limited conditions is triggered, each right entitles the registered holder to purchase for $60 per one-thousandth of a Preferred Share of Qualix Series A Junior Participating Preferred Stock with a par value of $.001 per share. The rights are redeemable at the Company's option for $0.01 per right and expire on July 30, 2007.

  Employee Stock Purchase Plan. The Company has an employee stock purchase plan, under which employees may, subject to certain restrictions, purchase shares of common stock at six month intervals at a price not less than 85 percent of the lower of the fair market value as of the beginning or the end of the two year offering period. 117,321 shares have been issued under this Plan to date as of June 30, 1998. At June 30, 1998, 232,679 shares were reserved for future issuance.

                              QUALIX GROUP, INC.

                   YEARS ENDED JUNE 30, 1998, 1997 AND 1996


  Restricted Stock. During 1994, an officer of the Company was granted nonstatutory stock options to purchase 48,000 shares of common stock at $.20 per share and 40,000 shares of Series D preferred stock at $2.40 per share. In May 1996, the holder exercised the options in exchange for a full recourse promissory note, bearing interest at 6.83% per annum, due May 2006 and secured by the underlying stock. The preferred shares subsequently were converted to common shares in connection with the Company's initial public offering in February 1997. The related shares of common stock are subject to repurchase by the Company at the original purchase price per share upon termination of employment prior to vesting of such shares. These restricted shares vest over four years in accordance with the terms of the original stock options.

  During 1996, an officer of the Company was granted a nonstatutory stock option to purchase 23,333 shares of Series C preferred stock at $2.40 per share. The option was exercised in exchange for a full recourse promissory note which bears interest at 7.04% per annum, is due May 2006 and is secured by the underlying stock. The preferred shares subsequently were converted to common shares in connection with the Company's initial public offering in February 1997. The related shares of common stock are subject to repurchase by the Company at the original purchase price per share upon termination of employment prior to vesting of such shares. These restricted shares vest over four years in accordance with the terms of the original stock options.

  In July 1996, two officers exercised unvested stock options to purchase 50,266 shares of common stock at $0.20 per share. The options were exercised in exchange for full recourse promissory notes which bear interest at 6.74% per annum, are due July 2001 and are secured by the underlying stock. The related shares of common stock are subject to repurchase by the Company at the original purchase price per share upon termination of employment prior to vesting of such shares. These restricted shares vest over four years in accordance with the terms of the original stock options.

  In January 1998, an officer exercised unvested stock options to purchase 60,000 shares of common stock at $2.75 per share with a full recourse promissory note which bears interest at 6.13% per annum. The note is due in January 2008 and is secured by the underlying stock. The related shares of common stock are subject to repurchase by the Company at the original purchase price per share upon termination of employment prior to vesting of such shares. These restricted shares vest over four years in accordance with the terms of the original stock options.

  At June 30, 1998, 91,751 outstanding shares of such common stock were subject to repurchase.

  In January 1998 an officer exercised vested stock options to purchase 10,000 shares of common stock at $0.20 per share with a full recourse promissory note which bears interest at 5.83% per annum. The note is due January 2003 and is secured by the underlying stock.

  Stock Option Plans. The Company has stock option plans (the "Plans") under which shares are reserved for issuance to employees, consultants and directors. The Plans authorize the direct award or sale of common stock or the grant of incentive and nonstatutory stock options. Incentive stock options

                              QUALIX GROUP, INC.

                   YEARS ENDED JUNE 30, 1998, 1997 AND 1996

are granted at fair market value (as determined by the Board of Directors) at the date of grant; nonstatutory options and stock sales may be offered at not less than 85% of fair market value. Options become exercisable over four years and expire ten years after the date of grant.

  A summary of option transactions under the plans are summarized as follows:

                                                                OUTSTANDING
                                                                  OPTIONS
                                                             -------------------
                                                                        WEIGHTED
                                                                        AVERAGE
                                                                        EXERCISE
                                                              SHARES     PRICE
                                                             ---------  --------
Balance, July 1, 1995.......................................   232,840   $0.47
  Granted (weighted average fair value of $0.08)............   478,078    0.59
  Exercised.................................................   (51,172)   0.20
  Cancelled.................................................   (56,151)   0.20
                                                             ---------   -----
Balance, June 30, 1996......................................   603,595    0.61
  Granted (weighted average fair value of $3.23)............   500,400    5.92
  Exercised.................................................  (112,419)   0.23
  Cancelled.................................................   (56,983)   2.66
                                                             ---------   -----
Balance, June 30, 1997......................................   934,593    3.38
  Granted (weighted average fair value of $1.99)............ 1,660,381    3.50
  Exercised.................................................  (212,530)   0.95
  Cancelled.................................................  (913,358)   4.99
                                                             ---------   -----
Balance, June 30, 1998...................................... 1,469,086   $2.85
                                                             =========   =====

  At June 30, 1998, options for 768,483 shares were exercisable under the Plans and 288,980 shares were available for future grant. At June 30, 1997 and 1996, 741,347 and 383,008 options, respectively, were exercisable at weighted average exercise prices of $3.31 and $0.30, respectively.

  The following table summarizes information concerning options outstanding and exercisable as of June 30, 1998:

                       OPTIONS OUTSTANDING                   OPTIONS EXERCISABLE
               ------------------------------------------   --------------------------
                                WEIGHTED
                                 AVERAGE       WEIGHTED                     WEIGHTED
 RANGE OF                       REMAINING      AVERAGE                      AVERAGE
 EXERCISE        NUMBER        CONTRACTUAL     EXERCISE       NUMBER        EXERCISE
  PRICES       OUTSTANDING        LIFE          PRICE       EXERCISABLE      PRICE
-----------    -----------     -----------     --------     -----------     --------
$0.08-$0.73       168,247         7.69          $ 0.35        161,804        $ 0.36
$1.60-$2.50       108,372         8.19            2.12         48,996          2.12
$2.75-$3.03       863,443         9.35            2.79        384,483          2.75
$3.06-$8.50       327,340         8.71            6.75        171,516          6.74
  $21.65            1,684         5.44           21.65          1,684         21.65
                ---------         ----          ------        -------        ------
                1,469,086         8.94          $ 2.85        768,483        $ 2.65
                =========                       ======

                              QUALIX GROUP, INC.

                   YEARS ENDED JUNE 30, 1998, 1997 AND 1996


  Stock Option Repricing. During the third quarter of fiscal 1998, the Company approved a cancellation and regrant of outstanding stock options for all holders of outstanding options with exercise prices in excess of the closing selling price per share on January 23, 1998. 464,378 options were repriced at an exercise price of $2.75 per share, the fair market value of the stock on January 23, 1998, the regrant date. The repriced options become exercisable in accordance with the same exercise schedule in effect under the higher priced option to which such new option relates except that no portion of the option may be exercised prior to one year from the regrant date. The regrant applied to all employees and consultants of the Company; officers of the Company were excluded from the repricing arrangement.

  Stock Based Compensation. The Company uses the intrinsic value method specified by Accounting Principles Board Opinion No. 25 in accounting for its employee stock options and, accordingly, has recorded no compensation expense through June 30, 1998, as such issuances have been at the fair value of the Company's common stock at the date of grant.

  Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, (SFAS 123) requires the disclosure of pro forma net income and earnings per share had the Company adopted the fair value method as of the beginning of the year ended June 30, 1996. Under SFAS 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The Company's calculations were made using the minimum value method prior to the initial public offering and the Black-Scholes option pricing model thereafter, with the following weighted average assumptions for fiscal 1998, 1997 and 1996, respectively: expected option life of six months following vesting; 89% and 80% stock price volatility for 1998 and 1997, respectively; risk-free interest rates of 5.6% for options granted during the year ended June 30, 1998, 6.1% for options granted during the year ended June 30, 1997 and 5.9% for options granted during the year ended June 30, 1996; and no dividends during the expected term. The Company's calculations are based on a multiple option valuation approach and recognition of forfeitures as they occur. The fair value of the employee purchase rights under the Employee Stock Purchase Plan was estimated using the same model, but with the following weighted average assumptions for fiscal 1998 and 1997, respectively: risk-free interest rates of 5.6% and 5.7% and stock volatility of 89% and 80%. The weighted average fair value of purchase rights granted in fiscal 1998 and 1997 was $2.54 and $3.55, respectively. If the computed fair values of the fiscal 1998, 1997 and 1996 awards had been amortized to expense, pro forma net income
(loss) and earnings (loss) per share would have been ($8,205,000), (($0.79) per share, basic and diluted) in fiscal 1998, $2,302,000 ($0.35 per share, basic and $0.25 per share, diluted) in fiscal 1997 and $554,000 ($0.21 per share, basic and $0.07 per share, diluted) in fiscal 1996. The impact of outstanding non-vested stock options granted prior to fiscal 1996 has been excluded from the pro forma

                              QUALIX GROUP, INC.

                   YEARS ENDED JUNE 30, 1998, 1997 AND 1996

calculations; as such, the pro forma adjustments may not be indicative of future period pro forma adjustments, which will include expenses for more than three years of awards.

9. EMPLOYEE BENEFIT PLAN

  The Company sponsors a 401(k) Profit-Sharing Plan (the Plan) for all employees. Participants may contribute between 1% and 15% of their annual compensation on a before-tax basis, but not to exceed the amount allowable as a deduction for federal income tax purposes. Participants vest immediately in their contributions. The Company was not required to contribute, nor has it contributed, to the Plan for the fiscal years ended June 30, 1997 and 1996 and through March 31, 1998. Commencing April 1, 1998, the Company instituted a matching program with a maximum annual Company contribution of $500 per employee. For the fiscal year ended June 30, 1998, the Company contributed approximately $58,000 to the Plan.

                               QUALIX GROUP, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                                         JUNE
                                                             SEPT. 30,    30,
                                                               1998      1998
                                                            ----------- -------
                                                            (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents................................   $ 3,614   $ 6,869
  Temporary cash investments...............................     5,514     5,005
  Accounts receivable, net.................................     4,795     4,236
  Other current assets.....................................       954     1,052
                                                              -------   -------
    Total current assets...................................    14,877    17,162
Property and equipment, net................................     3,641     3,772
                                                              -------   -------
    Total assets...........................................   $18,518   $20,934
                                                              =======   =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued liabilities.................   $ 3,616   $ 3,594
  Deferred revenue and advances............................     2,424     2,856
  Current portion of long-term obligations.................       259       258
                                                              -------   -------
    Total current liabilities..............................     6,299     6,708
                                                              -------   -------
Long-term obligations......................................        91        87
Stockholders' equity.......................................    12,128    14,139
                                                              -------   -------
    Total liabilities and stockholders' equity.............   $18,518   $20,934
                                                              =======   =======


     See accompanying notes to condensed consolidated financial statements.

                               QUALIX GROUP, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                           (in thousands, unaudited)

                                                           THREE MONTHS ENDED
                                                              SEPTEMBER 30,
                                                           --------------------
                                                             1998       1997
                                                           ---------  ---------
Revenue:
  Reliability software.................................... $   3,956  $   4,506
  Other products..........................................     1,455      2,386
  Support, maintenance and consulting.....................     1,590      1,333
                                                           ---------  ---------
    Total revenue.........................................     7,001      8,225
                                                           ---------  ---------
Cost of revenue:
  Cost of reliability software............................       349         64
  Cost of other products..................................       986      1,708
  Cost of support, maintenance and consulting.............       596        483
                                                           ---------  ---------
    Total cost of revenue.................................     1,931      2,255
                                                           ---------  ---------
Gross profit..............................................     5,070      5,970
Operating expenses:
  Sales and marketing.....................................     5,269      4,319
  General and administrative..............................     1,234      1,014
  Research and development................................       819        848
                                                           ---------  ---------
    Total operating expenses..............................     7,322      6,181
                                                           ---------  ---------
Loss from operations......................................    (2,252)      (211)
Interest income (expense), net............................       132        248
                                                           ---------  ---------
Income (loss) before income taxes.........................    (2,120)        37
Provision for income taxes................................        --         --
                                                           ---------  ---------
    Net income (loss)..................................... $  (2,120) $      37
                                                           =========  =========
Basic earnings (loss) per share........................... $   (0.20) $      --
                                                           =========  =========
Shares used in per share computation......................    10,589     10,215
                                                           =========  =========
Diluted earnings (loss) per share......................... $   (0.20) $      --
                                                           =========  =========
Shares used in per share computation......................    10,589     10,717
                                                           =========  =========

     See accompanying notes to condensed consolidated financial statements.

                               QUALIX GROUP, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (in thousands, unaudited)

                                                          THREE MONTHS ENDED
                                                             SEPTEMBER 30,
                                                          --------------------
                                                            1998       1997
                                                          ---------  ---------
Cash flows from operating activities:
 Net income (loss)....................................... $  (2,120) $      37
 Adjustments to reconcile net income (loss) to net cash
  used in operating activities:
  Depreciation and amortization..........................       365        152
  Amortization of discounts on long-term obligations.....         5          7
  Changes in:
   Account receivable....................................      (559)      (281)
   Other current assets..................................        98        (81)
   Accounts payable and accrued liabilities..............        22        (98)
   Deferred revenue and advances.........................      (432)      (497)
                                                          ---------  ---------
  Net cash used in operating activities..................    (2,621)      (761)
Cash flows from investing activities:
 Purchase of property and equipment, net.................      (234)      (487)
 Purchase of temporary cash investments..................    (1,190)    (6,594)
 Proceeds from maturity of temporary cash investments....       700      2,946
                                                          ---------  ---------
  Net cash used in investing activities..................      (724)    (4,135)
Cash flows from financing activities:
 Proceeds from issuance of common stock, net.............        90        236
                                                          ---------  ---------
Net decrease in cash and cash equivalents................    (3,255)    (4,660)
Cash and cash equivalents, beginning of period...........     6,869      9,617
                                                          ---------  ---------
Cash and cash equivalents, end of period................. $   3,614  $   4,957
                                                          =========  =========
Cash paid during the period for income taxes............. $      --  $     109
                                                          =========  =========


     See accompanying notes to condensed consolidated financial statements.

                              QUALIX GROUP, INC.

       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. BASIS OF PRESENTATION

  The Company completed its initial public offering on February 12, 1997. The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. The interim condensed consolidated financial statements should be read in conjunction with the June 30, 1998 consolidated financial statements and notes thereto.

  In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of financial position, results of operations and cash flows at the dates and for the periods presented have been included. The interim financial information herein is not necessarily indicative of the results of any future period.

  The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation.

2. NET INCOME (LOSS) PER SHARE

  Net income (loss) per basic share has been computed based upon the weighted average number of common shares outstanding for the periods presented, adjusted for contingently issuable shares totalling 78,000 and 110,000 for the quarters ended September 30, 1998 and 1997, respectively.

  For diluted net income (loss) per share, shares used in the per share computation include weighted average common and potentially dilutive shares outstanding. Potentially dilutive common shares consist of shares issuable upon the assumed exercise of dilutive stock options and totalled 391,000 for the quarter ended September 30, 1997. Due to their anti-dilutive effect, 132,760 potentially dilutive shares were excluded from the diluted loss per share computation for the quarter ended September 30, 1998.

3. COMPREHENSIVE INCOME

  The Company adopted Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income", during the quarter ended September 30, 1998. Comprehensive income (loss) represents net income (loss) for the period as adjusted for net unrealized gains (losses) on available-for-sale securities, net of taxes, and was $(2,101,000) and $79,000, respectively, for the quarters ended September 30, 1998 and 1997.

4. EFFECTS OF RECENT ACCOUNTING PRONOUNCEMENT

  In June 1997, the Financial Accounting Standards Board issued SFAS No.131, "Disclosures about Segments of an Enterprise and Related Information", which establishes annual and interim reporting standards for a company's business segments and related disclosures about its products, services, geographic areas and major customers. The Company has not yet identified its SFAS 131 reporting segments. Adoption of this standard will not impact the Company's consolidated financial position, results of operations or cash flows and is effective for the Company for fiscal 1999.

                              QUALIX GROUP, INC.

5. SUBSEQUENT EVENT

  The Company and Legato Systems, Inc. ("Legato") have entered into an Agreement and Plan of Reorganization, dated as of October 25, 1998 (the "Reorganization Agreement"). Pursuant to the Reorganization Agreement, Hat Acquisition Corp. will merge (the "Merger") with and into the Company, with the Company as the surviving corporation and becoming a wholly-owned subsidiary of Legato; each share of the Company's common stock issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") will be canceled and extinguished and be converted automatically into the right to receive a fraction of a share of Legato common stock (the "Exchange Ratio"), the numerator of which will be equal to 1,721,000 shares and the denominator of which will be equal to (i) the sum of
(A) the aggregate number of shares of the Company's common stock issued and outstanding as of the Effective Time, and (ii) the aggregate number of shares of the Company's common stock issuable upon exercise of all outstanding options to acquire shares of Company common stock outstanding as of the Effective Time.

  All outstanding options to purchase Company common stock will be assumed by Legato and will become options to purchase shares of the Legato's common stock. The transaction is intended to be accounted for as a pooling of interests and qualify as a tax-free reorganization. The Merger has been approved by the boards of directors of the Company and Legato, but is still subject to regulatory review and approval, approval by the stockholders of the Company and other conditions to closing.

  The Company has agreed that if the Merger is not consummated as a result of certain specified events (involving, in general, a change in Board support for the Merger and/or an alternative transaction), it will pay to the Legato a termination fee of $2.0 million. If the Merger is not consummated, expenses incurred in connection with the proposed Merger (including the possible "break-up" fees described above) could have a material adverse effect on the Company's results of operations.

ITEM 7(C). EXHIBITS.

 EXHIBIT
 NUMBER  DESCRIPTION
 ------- -----------
  2.1+   Agreement and Plan of Reorganization dated as of October 25, 1998 by and among Legato Systems, Inc., Qualix Group, Inc. and Hat Acquisition
         Corp., including certain exhibits thereto;*
  2.2+   Stock Option Agreement dated as of October 25, 1998 among Legato
         Systems, Inc. and Qualix Group, Inc.; and
 23.1    Consent of Deloitte & Touche LLP
 99.1+   Press release, dated October 26, 1998.

--------
* Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits to this Agreement and Plan of Reorganization have been omitted. Such exhibits will be submitted to the Securities and Exchange Commission upon request.

+  Previously filed.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          LEGATO SYSTEMS, INC.

Date: December 14, 1998                   By: /s/ Stephen C. Wise
                                             ----------------------------------
                                          Name: Stephen C. Wise

                                          Title:  Senior Vice President,
                                                  Finance and Administration
                                                  and Chief Financial Officer

                                 EXHIBIT INDEX


 EXHIBIT
 NUMBER  DESCRIPTION
 ------- -----------
  2.1+   Agreement and Plan of Reorganization dated as of October 25, 1998 by and among Legato Systems, Inc., Qualix Group, Inc. and Hat Acquisition
         Corp., including certain exhibits thereto;*
  2.2+   Stock Option Agreement dated as of October 25, 1998 among Legato
         Systems, Inc. and Qualix Group, Inc.; and
 23.1    Consent of Deloitte & Touche LLP
 99.1+   Press release, dated October 26, 1998.

--------
* Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits to this Agreement and Plan of Reorganization have been omitted. Such exhibits will be submitted to the Securities and Exchange Commission upon request.

+  Previously filed.